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                                                    FIDEICOMISO No. 5333-3

CONTRATO DE FIDEICOMISO IRREVOCABLE DE ADMINISTRACION QUE CELEBRAN, POR UNA PRIMERA PARTE LOS SRES. ING. MIGUEL RINCON ARREDONDO, DR. JOSE ANTONIO RINCON ARREDONDO, SR. JESUS RINCON ARREDONDO, ING. WILFRIDO RINCON ARREDONDO, ING. IGNACIO RINCON ARREDONDO Y LIC. MARTIN RINCON ARREDONDO (EN LO SUCESIVO LOS "FIDEICOMITENTES-FIDEICOMISARIOS B"), Y POR UNA SEGUNDA PARTE, BANCO BILBAO VIZCAYA-MEXICO, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BBV-PROBURSA (EN LO SUCESIVO EL "FIDUCIARIO"), REPRESENTADO EN ESTE ACTO POR SUS DELEGADOS FIDUCIARIOS, LIC. FAUSTO VEGA JARAMILLO Y LIC. RICARDO MUNOZ FRANCO. CON LA COMPARECENCIA DE BANCO NACIONAL DE MEXICO, S.A., INTEGRANTE DEL GRUPO FINANCIERO BANAMEX-ACCIVAL (EN LO SUCESIVO EL "FIDEICOMISARIO A"), REPRESENTADO EN ESTE ACTO POR SUS APODERADOS, LIC. JUAN CARLOS GARCIA CUELLAR Y LIC. JOSE HECTOR MANUEL SALAZAR ANDREU, AL TENOR DE LOS SIGUIENTES ANTECEDENTES, DECLARACIONES Y CLAUSULAS.

                                  ANTECEDENTES

I. Que con fecha 30 de Marzo del 2000, ADMINISTRADORA CORPORATIVA Y MERCANTIL, S.A. de C.V., y el Fideicomisario A celebraron un contrato de credito (el "Contrato de Credito"), por el cual el Fideicomisario A otorgo a la Acreditada un credito hasta por la cantidad de UCI 110'000,000.00 (CIENTO DIEZ MILLONES DE DOLARES 00/100 MONEDA DE LOS ESTADOS UNIDOS DE AMERICA), para ser destinado a la compra de 15'068,000 (quince millones sesenta y ocho mil) acciones de la serie "A" representativas del capital social de Grupo Industrial Durango, S.A. de C.V. y para en su caso financiar los intereses que genere el Credito durante el primer ano.

II. Que en el Contrato de Credito se estipulo como condicion para el desembolso del Credito la celebracion del presente contrato.

                                 DECLARACIONES

I.   Declaran los Fideicomitentes-Fideicomisarios B que:

a.- Que son personas fisicas con capacidad legal para la celebracion del presente contrato.

b.-. Que la celebracion del presente contrato no constituira incumplimiento de obligacion alguna a su cargo.

c.-. Que cada uno de ellos es el unico y legitimo propietario de las acciones que se senalan en la tabla siguiente, (en lo sucesivo las "Acciones")
ordinarias, nominativas, que conjuntamente representan el 1% (uno por ciento)
del capital
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                                                                               2


social suscrito y pagado de ADMINISTRADORA CORPORATIVA Y MERCANTIL, S.A. DE C.V. (dicha sociedad, en lo sucesivo, la "Emisora"), lo cual acreditan mediante los titulos definitivos correspondientes.


                    PROPIETARIO                No. DE        No. DE TITULO
                                              ACCIONES
--------------------------------------------------------------------------------
MIGUEL RINCON ARREDONDO                         175                2
--------------------------------------------------------------------------------
JOSE ANTONIO RINCON ARREDONDO                   101                4
--------------------------------------------------------------------------------
JESUS RINCON ARREDONDO                           99                6
--------------------------------------------------------------------------------
WILFRIDO RINCON ARREDONDO                        45                8
--------------------------------------------------------------------------------
IGNACIO RINCON ARREDONDO                         45               10
--------------------------------------------------------------------------------
MARTIN RINCON ARREDONDO                          35               12
--------------------------------------------------------------------------------

d.- Que la titularidad de las Acciones se encuentra debidamente registrada en el libro de registro de acciones de la Emisora.

e.- Que las Acciones se encuentran libres de cualquier gravamen o limitacion de dominio y que no tiene conocimiento de accion o reclamacion en su contra o en contra de la Emisora, relacionada con las Acciones.

f.- Que la Emisora no ha emitido obligaciones convertibles en acciones pendientes de conversion.

g.- Que todas las Acciones representativas del capital social de la Emisora se encuentran totalmente suscritas y pagadas y no existen acciones de tesoreria emitidas por la Emisora.

h. Que no tienen comprometido su patrimonio bajo ningun tipo de sociedad conyugal.


II.  Declara el Fiduciario, por conducto de sus representantes:

a.-  Que es una Institucion de Credito debidamente constituida de acuerdo con las leyes de los Estados Unidos Mexicanos.
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                                                                               3

b.- Que sus representantes se encuentran facultados para celebrar el presente contrato en su representacion, facultades que no les han sido revocadas o modificadas en forma alguna.

III. Declara el Fideicomisario A, por conducto de su representante:

a.- Que es una Institucion de Credito debidamente constituida de acuerdo con las leyes de los Estados Unidos Mexicanos.

b.- Que comparece a la firma del presente contrato para aceptar su designacion como Fideicomisario y para manifestar su aceptacion a lo estipulado en el mismo.

c.- Que sus representantes se encuentran facultados para celebrar el presente contrato en su representacion, facultades que no les han sido revocadas o modificadas en forma alguna.

                                   CLAUSULAS

PRIMERA. Constitucion del Fideicomiso. Los Fideicomitentes-Fideicomisarios B constituyen en este acto un Fideicomiso Irrevocable de Administracion, transmitiendo al Fiduciario la propiedad de 500 acciones ordinarias, nominativas, representativas del Capital Social de la empresa ADMINISTRADORA CORPORATIVA Y MERCANTIL, S.A. DE C.V., en las proporciones senaladas en la declaracion I, inciso c, libres de todo gravamen, carga, derecho preferente y limitacion de dominio, mismas que se encuentran amparadas en los titulos identificados en los numeros 2 (dos), 4 (cuatro), 6 (seis), 8 (ocho), 10 (diez) y 12 (doce), dichos titulos debidamente endosados en propiedad fiduciaria a favor de BANCO BILBAO VIZCAYA-MEXICO, S.A..

El Fiduciario recibe en este acto las Acciones sin asumir responsabilidad alguna por su autenticidad, ni su legitimidad, para ser destinadas a los fines que mas adelante se establecen. El Fiduciario tampoco asume responsabilidad alguna por los vicios que soporten las Acciones por lo que, consecuentemente, seran los Fideicomitentes-Fideicomisarios B quienes deberan responder del saneamiento para el caso de eviccion, quienes asumen dicha responsabilidad en este acto en forma solidaria, quedando el Fiduciario expresamente liberado de tal obligacion.

Para los efectos de los Articulos 128 y 129 de la Ley General de Sociedades Mercantiles los Fideicomitentes-Fideicomisarios B se obligan a realizar las gestiones necesarias ante la Emisora para inscribir en el libro de registro de Accionistas al Fiduciario como titular de las Acciones, asi como tambien para obtener y entregar al Fiduciario la Certificacion correspondiente del Secretario del Consejo, a cuyo efecto tendran un plazo no mayor de 30 (Treinta) dias naturales para cumplir con dicha obligacion, o en su caso el Fiduciario quedara facultado para solicitar dicha constancia por su cuenta.
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                                                                               4

Asi mismo los Fideicomitentes-Fideicomisarios B designan en este acto al Fideicomisario A como el unico facultado para instruir al Fiduciario respecto de la forma en que se debera ejercer el derecho de voto derivado de las Acciones, de conformidad con la clausula sexta del presente contrato.

SEGUNDA. Partes. Son partes del presente Fideicomiso:

Fideicomitentes-Fideicomisarios B:      MIGUEL RINCON ARREDONDO, JOSE ANTONIO
                                        RINCON ARREDONDO, JESUS RINCON
                                        ARREDONDO, WILFRIDO RINCON ARREDONDO,
                                        IGNACIO RINCON ARREDONDO Y MARTIN RINCON
                                        ARREDONDO

Fiduciario:                             BANCO BILBAO VIZCAYA-MEXICO, S.A.,
                                        INSTITUCION DE BANCA MULTIPLE, GRUPO
                                        FINANCIERO BBV-PROBURSA

Fideicomisario A:                       BANCO NACIONAL DE MEXICO, S.A.,
                                        INTEGRANTE DEL GRUPO FINANCIERO
                                        BANAMEX-ACCIVAL.

TERCERA. Patrimonio Fideicomitido. El patrimonio del presente Fideicomiso (en lo sucesivo el "Patrimonio Fideicomitido") quedara integrado:

a.- Por las Acciones aportadas por los Fideicomitentes-Fideicomisarios B, asi como por todos los derechos inherentes a las mismas; y

b.- Por las acciones representativas del Capital Social de la Emisora que el Fiduciario reciba como consecuencia de pago de dividendos en acciones, aumentos de capital o por cualquier otra causa, en el entendido de que cualquier referencia al termino "Acciones" en el presente contrato incluira dichas acciones adicionales.

c.- Por todos los bienes y/o derechos que de hecho y por derecho se llegaren a aportar en el futuro al Fideicomiso para el cumplimiento de los fines del mismo, en el entendido de que los Fideicomitentes-Fideicomisarios B aporten acciones representativas del Capital Social de la Emisora, cualquier referencia al termino "Acciones" en el presente contrato incluira dichas acciones adicionales.

CUARTA. Fines. Los fines del presente Fideicomiso son los siguientes:

a.- Que el Fiduciario mantenga durante la vigencia del presente contrato la propiedad y custodia de las Acciones que integran el Patrimonio Fideicomitido de acuerdo con lo que se establece en el presente contrato.

b.- Que ejerza el derecho de voto de las Acciones de acuerdo con lo establecido en la clausula sexta del presente contrato.
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c.-  Que el Fiduciario reciba cualquier cantidad en efectivo o en bienes distintos a acciones representativas del capital social de la Emisora, como consecuencia de pago de dividendos, reducciones de capital o cualquier otra distribucion o cuota de liquidacion, correspondiente a las Acciones que integran el Patrimonio Fideicomitido, y entregue dichas cantidades en efectivo o bienes a los Fideicomitentes-Fideicomisarios B a mas tardar a los 3 (tres) dias habiles siguientes al de su recepcion.

d.- En caso de que se adeude cualquier cantidad al Fideicomisario A, por haber este entregado al Fiduciario las cantidades necesarias para la suscripcion y pago de las acciones que correspondan por un aumento de capital, el Fiduciario entregara al Fideicomisario A todas las cantidades en efectivo que reciba por los conceptos que se refieren en el inciso (c.-) anterior, hasta donde basten y alcancen para cubrir la cantidad adeudada al Fideicomisario A.

Lo anterior sin perjuicio de las acciones de cobro que tenga el Fideicomisario A frente a los Fideicomitentes-Fideicomisarios B.

e.- Que en caso de que la Asamblea de Accionistas de la Emisora apruebe un aumento de su Capital Social, el Fiduciario proceda a suscribir dicho aumento en la proporcion que le corresponda a efecto de que el Fiduciario continue siendo el titular del 1% (uno por ciento) del capital social de la Emisora, previa provision de fondos por parte del Fideicomitente-Fideicomisario B, y en caso de recibir acciones adicionales en virtud de la suscripcion de dicho aumento, las mismas integraran el Patrimonio Fideicomitido y cualquier referencia al termino "Acciones" en el presente contrato incluira dichas acciones adicionales, en el entendido, sin embargo, que si el Fideicomitente-Fideicomisario B, no entregase al Fiduciario, con por lo menos 3 (tres) dias habiles de anticipacion, los fondos necesarios, el Fiduciario inmediatamente notificara por escrito tal situacion al Fideicomisario A, en cuyo caso este tendra derecho a entregar dichas cantidades al Fiduciario, a nombre y cuenta de los Fideicomitentes-Fideicomisarios B, en cuyo caso los Fideicomitentes-Fideicomisarios B, en forma solidaria deberan reembolsar al Fideicomisario A, las cantidades que correspondan, a la vista, mas los intereses aplicables calculados a la tasa que resulte de multiplicar la Tasa TIIE por 3. Para tal efecto, Tasa TIIE significara la Tasa de Interes Interbancaria de Equilibrio publicada diariamente por el Banco de Mexico en el Diario Oficial de la Federacion, para plazo de 28 dias, o en su defecto al plazo superior de 28 dias que mas se acerque a dicho plazo.

f.- Una vez satisfechas todas las obligaciones, especialmente las de pago en los terminos del Contrato de Credito y esta situacion le sea notificada por el Fideicomisario A, el propio Fiduciario revierta a los Fideicomitentes-Fideicomisarios B la totalidad del Patrimonio Fideicomitido.

QUINTA. Obligaciones Especificas. Durante la vigencia del presente contrato, las partes acuerdan que:
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                                                                               6

a.- Los Fideicomitentes-Fideicomisarios B se obligan solidariamente a transmitir al Fiduciario acciones representativas del capital social de la Emisora y/o a proveer oportunamente al Fiduciario recursos en efectivo, con el fin de que las Acciones que integran el Patrimonio Fideicomitido representen en todo momento el 1% (uno por ciento) del capital social suscrito y pagado de la Emisora; y

b.- Los Fideicomitentes-Fideicomisarios B se obligan a notificar por escrito al Fiduciario, con copia al Fideicomisario A, respecto de las convocatorias para las Asambleas de Accionistas de la Emisora, tan pronto como tengan conocimiento de ello.

SEXTA. Ejercicio del Derecho de Voto de las Acciones. El Fiduciario ejercera el derecho de voto y cualquier otro derecho que corresponda a las Acciones de acuerdo a lo siguiente:

a.- El Fiduciario ejercera el derecho de voto y cualquier otro derecho que corresponda a las Acciones por conducto de apoderados designados por el Fideicomisario A, en los casos previstos en el Anexo "A" del presente contrato, el cual forma parte integral del mismo, y en cualquier otro caso por conducto de los apoderados designados por los Fideicomitentes-Fideicomisarios B, para lo cual el Fiduciario facultara a dichas personas mediante carta poder o poder especial.

b.- El Fideicomisario A o los Fideicomitentes-Fideicomisarios B, segun sea el caso, deberan presentar al Fiduciario su solicitud para el otorgamiento de cartas poder o poderes especiales con 3 (tres) dias habiles de anticipacion a la fecha de la asamblea de accionistas o del acto para el cual se solicitan los mismos, debiendose acompanar la convocatoria correspondiente. En caso de que no se hubiere publicado convocatoria, se deberan precisar los asuntos para los cuales se solicitan las cartas poder o los poderes especiales.

c.- El Fideicomitente-Fideicomisario B no tendra derecho a solicitar el otorgamiento de cartas poder o poderes especiales para cualesquiera de los asuntos que se enumeran en el Anexo A del presente contrato, el cual forma parte integral del mismo, respecto de los cuales solo el Fideicomisario A podra solicitar el otorgamiento de cartas poder o poderes especiales.

d.- El Fiduciario otorgara cartas poder o poderes especiales unica y exclusivamente para tratar los asuntos detallados en el Orden del Dia correspondiente o, en su defecto, para los asuntos descritos en la solicitud correspondiente, y no se autorizara el voto para resolver asuntos senalados en el Orden del Dia o, en su defecto, en la solicitud correspondiente, como "generales", "varios", "miscelaneos" o similares.

e.- Si el Fiduciario no recibe solicitud para el otorgamiento de cartas poder o poderes especiales, por parte de quien tenga derecho a presentarla, el
Fiduciario no otorgara poderes a persona alguna, ni estara obligado a asistir y no incurrira en responsabilidad alguna. El Fiduciario no sera responsable de la actuacion de los
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                                                                               7

apoderados ni de los acuerdos adoptados en las asambleas de accionistas que se celebren.

SEPTIMA. Cesion de Derechos. Los Fideicomitentes-Fideicomisarios B no podran ceder o dar en garantia sus derechos de fideicomisario derivados del presente contrato, o delegar cualesquiera de sus obligaciones, sin la aprobacion previa y por escrito del Fideicomisario A.

En caso de que el Fideicomisario A transmita bajo cualquier titulo sus derechos derivados del Contrato de Credito, dicha transmision implicara la transmision de los derechos que le corresponden en el presente contrato, en cuyo caso todas las referencias a "Fideicomisario A" se entenderan referidas al adquirente de los derechos derivados del Contrato de Credito.

OCTAVA. Facultades del Fiduciario. El Fiduciario tendra de todas las facultades necesarias para el adecuado desempeno de su cargo conforme al presente contrato y administrara el Patrimonio Fideicomitido con las facultades y obligaciones que se establecen en la Ley General de Titulos y Operaciones de Credito, la Ley de Instituciones de Credito y demas leyes que le sean aplicables. Cualquier gasto o impuesto que se genere por la administracion y manejo del Patrimonio Fideicomitido sera cubierto por los Fideicomitentes-Fideicomisarios B.

NOVENA. Sustitucion de Fiduciario. El Fideicomisario A tendra, en todo momento, el derecho a sustituir al Fiduciario por otra institucion fiduciaria, bastando para ello que el Fideicomisario A notifique al Fiduciario y a los Fideicomitentes-Fideicomisarios B la designacion del fiduciario sustituto acompanando a dicha notificacion los documentos en los cuales conste la aceptacion del fiduciario sustituto a dicha designacion y su adhesion a los terminos del presente contrato, en cuyo caso todas las referencias a "Fiduciario" en el presente contrato se entenderan hechas al fiduciario sustituto.

DECIMA. Comisiones. Los Fideicomitentes-Fideicomisarios B se obligan a pagar al Fiduciario la cantidad de $ 18,000.00 (DIECIOCHO MIL PESOS 00/100 MONEDA NACIONAL) Anuales, por concepto de honorarios. Dicha comision causa el Impuesto al Valor Agregado.

DECIMA PRIMERA. Responsabilidad del Fiduciario. El Fiduciario no es responsable de actos, hechos u omisiones de los Fideicomitentes-Fideicomisarios B o de terceras personas que impidan o dificulten el cumplimiento de los fines del presente contrato.

El Fiduciario no tiene mas obligaciones a su cargo que las expresamente pactadas en el presente contrato.

Para los efectos de la responsabilidad del Fiduciario, a continuacion se transcribe el enunciado y el inciso b) de la Fraccion XIX del Articulo 106 de la Ley de Instituciones de Credito, que a la letra dice:
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                                                                               8

"Articulo 106.- A las Instituciones de Credito les estara prohibido_ ...XIX.- En la realizacion de las operaciones a que se refiere la fraccion XV del Articulo 46 de esta Ley: ...b) Responder a los fideicomitentes, mandantes o comitentes, del incumplimiento de los deudores por los creditos que se otorguen o de los emisores, por los valores que se adquieran, salvo que sea por su culpa, segun lo dispuesto en la parte final del Articulo 356 de la Ley General de Titulos y Operaciones de Credito, o garantizar la percepcion de rendimientos por los fondos cuya inversion se encomiende.

Si al termino del Fideicomiso, mandato o comision constituidos para el otorgamiento de creditos, estos no hubieran sido liquidados por los deudores, la institucion debera transferirlos al fideicomitente o al fideicomisario, segun sea el caso, o al mandante o comitente, absteniendose de cubrir su importe.

Cualquier pacto en contrario a lo dispuesto en los parrafos anteriores no producira efecto legal alguno.

En los contratos de fideicomiso, mandato o comision se insertara en forma notoria este inciso y una declaracion de la fiduciaria en el sentido de que se hizo saber inequivocamente su contenido a las personas de quienes haya recibido bienes para su inversion."

El Fiduciario declara que hizo saber al Fideicomitente-Fideicomisario B y al Fideicomisario A el valor y la fuerza legal de este contrato y del articulo transcrito.

DECIMA SEGUNDA. Defensa del Patrimonio. El Fiduciario no estara obligado a defender por si solo el Patrimonio Fideicomitido, ni sera responsable de hechos
o actos de terceros que impidan o dificulten los fines del mismo. Cuando el Fiduciario reciba alguna notificacion, demanda judicial o cualquier otro requerimiento o reclamacion en relacion con el patrimonio del Fideicomiso, procedera a notificar dicha circunstancia a los Fideicomitentes-Fideicomisarios B y al Fideicomisario A. El Fideicomisario A designara a la persona o personas que hayan de defender el patrimonio del Fideicomiso. El Fiduciario otorgara a la persona o personas designadas por el Fideicomisario A, los poderes que al efecto se requieran, con lo cual cesara la responsabilidad del Fiduciario. El Fideicomisario A y los Fideicomitentes-Fideicomisarios B deberan notificar inmediatamente al Fiduciario cuando tengan conocimiento de algun hecho que pudiera afectar adversamente los bienes que integran el patrimonio del presente Fideicomiso.

En caso de urgencia, el Fiduciario podra llevar a cabo los actos indispensables para conservar el Patrimonio Fideicomitido y los derechos derivados de este, sin perjuicio de la facultad de que se otorguen a los apoderados a que se refiere el parrafo inmediato anterior.

Todos los gastos derivados de la defensa del Patrimonio Fideicomitido, incluyendo los honorarios de los abogados designados para dicho fin por el Fideicomisario A, seran responsabilidad de los Fideicomitentes-Fideicomisarios
B.
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                                                                               9

DECIMA TERCERA. Domicilios y Notificaciones. Para todos los efectos de este contrato, las partes senalan los siguientes domicilios :

Fideicomitentes-Fideicomisarios B:      Poniente 140 No. 840

                                        Col. Industrial Vallejo

                                        Delegacion Azcapotzalco

                                        C.P. 02300, Mexico, D.F.

Fideicomisario A:                       Calz. Del Valle No. 350 Ote., 2do. Piso

                                        Col. del Valle

                                        C.P. 66220, Garza Garcia, Nuevo Leon.

Fiduciario:                             Vasconcelos No. 101 Ote., esq. Rio Nazas

                                        Col. Residencial San Agustin

                                        Garza Garcia, Nuevo Leon.

Todas las notificaciones y avisos que deban enviarse de conformidad con este contrato deberan ser hechos por escrito y entregados a las partes con acuse de recibo o a traves de fedatario publico, en los domicilios referidos , o a cualquiera otro domicilio que dicha parte indique por escrito mediante aviso enviado a las demas partes de este contrato con por lo menos 10 dias habiles de anticipacion.

DECIMACUARTA. Duracion del Fideicomiso. El presente contrato se extinguira por cualquiera de las causas que preve el Articulo 357 (trescientos cincuenta y siete) de la Ley General de Titulos y Operaciones de Credito, con excepcion de la revocacion prevista por la fraccion VI de dicho Articulo 357 (trescientos cincuenta y siete), a la cual los Fideicomitentes-Fideicomisarios B renuncian en este acto.

DECIMAQUINTA. Rendicion de Cuentas. El Fiduciario tendra la obligacion, durante la duracion del presente Fideicomiso, de entregar en forma mensual a los Fideicomitentes-Fideicomisarios B y al Fideicomisario A una rendicion de cuentas que describa el estado que guarda el presente Fideicomiso.

DECIMASEXTA. Obligaciones Fiscales y Gastos. Las obligaciones fiscales que como consecuencia, tanto de la vigencia como de los actos de ejecucion del Fideicomiso, establezcan o impongan las disposiciones fiscales correspondientes, seran cumplidas por la parte legalmente obligada a ello, la cual debera acreditar
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                                                                              10

ante el Fiduciario dicho cumplimiento cada vez que lo solicite, para los efectos que procedan.

Todos los demas gastos que se deriven del cumplimiento de los fines del presente fideicomiso, seran pagados en forma solidaria por los Fideicomitentes-Fideicomisarios B.

DECIMASEPTIMA. Reversion del Patrimonio. En virtud del derecho de reversion que en terminos del inciso (f) de la Clausula Cuarta tienen los Fideicomitentes-Fideicomisarios B, la transmision de propiedad al Fiduciario que en este acto realizan los Fideicomitentes-Fideicomisarios B al Fiduciario, no se considera enajenacion de acuerdo a lo dispuesto por el articulo 14 fraccion V, incisos a) y b) del Codigo Fiscal de la Federacion.

DECIMA OCTAVA. Modificaciones. El presente contrato solo podra ser modificado por acuerdo de las partes que conste por escrito y en todo caso con el consentimiento previo del Fideicomisario A.

DECIMA NOVENA. Leyes Aplicables y Jurisdiccion. El presente contrato se regira por las leyes aplicables en el Distrito Federal. Para la interpretacion y cumplimiento del presente contrato, las partes expresamente se someten a la jurisdiccion y competencia de los tribunales de la Ciudad de Mexico, Distrito Federal, renunciando al fuero que por razon de sus domicilios presentes o futuros pudiera corresponderles.

Se firma el presente contrato en la Ciudad de Mexico, Distrito Federal, el dia 30 de Marzo del 2000.

                      FIDEICOMITENTES-FIDEICOMISARIOS "B"


/s/ Miguel Rincon Arredondo                 /s/ Jose Antonio Rincon Arredondo
ING. MIGUEL RINCON ARREDONDO                DR. JOSE ANTONIO RINCON ARREDONDO

 /s/ Jesus Rincon Arredondo                  /s/ Wilfrido Rincon Arredondo
 SR. JESUS RINCON ARREDONDO                  ING. WILFRIDO RINCON ARREDONDO

/s/ Ignacio Rincon Arredondo                  /s/ Martin Rincon Arredondo
ING. IGNACIO RINCON ARREDONDO                 LIC. MARTIN RINCON ARREDONDO


                                   FIDUCIARIO

                       BANCO BILBAO VIZCAYA-MEXICO, S.A.,

          INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BBV-PROBURSA





       /s/ Fausto Vega Jaramillo                   /s/ Ricardo Munoz Franco
---------------------------------------       ----------------------------------
                   ------                                      -----
           FAUSTO VEGA JARAMILLO                       RICARDO MUNOZ FRANCO
            Delegado Fiduciario                        Delegado Fiduciario



                               FIDEICOMISARIO "A"

                        BANCO NACIONAL DE MEXICO, S.A.,

                INTEGRANTE DEL GRUPO FINANCIERO BANAMEX-ACCIVAL


     /s/ Juan Carlos Garcia Cuellar      /s/ Jose Hector Manuel Salazar Andreu
     ------------------------------      -------------------------------------
         JUAN CARLOS GARCIA CUELLAR          JOSE HECTOR MANUEL SALAZAR ANDREU

                                   ANEXO "A"

1.- La celebracion de cualquier clase de convenios de inversion conjunta o asociaciones con terceros que impliquen la perdida de control en las decisiones de la empresa por parte de los accionistas;

2.- La celebracion de cualquier tipo de contratos, convenios, acuerdos y operaciones con Personas Relacionadas, salvo que dichas operaciones se realicen en el curso normal de la operacion de la sociedad; en el entendido de que para los efectos del presente Anexo se entendera por "Personas Relacionadas" a las subsidiarias y afiliadas de la Sociedad, a los administradores, miembros del Consejo de Administracion, secretario, comisarios, auditores, directivos o gerentes de la sociedad o de cualquiera de dichas subsidiarias o afiliadas, asi como a los accionistas que detenten directa o indirectamente el 5% (cinco por ciento) o mas del capital social de esta sociedad.

3.-  Las disminuciones en el capital social de la sociedad, en la parte fija.

4.- La solicitud para (i) declarar la suspension de pagos de la sociedad; (ii) disolverla, o (iii) liquidarla, asi como cualquier resolucion relacionada con lo anterior;

5.- El sentido en que el voto debera ser ejercido en las asambleas extraordinarias de las subsidiarias de esta sociedad, en las que se vayan a tratar los asuntos citados a continuacion: (i) declaraciones de suspension de pagos, (ii) liquidaciones de las subsidiarias, (iii) disminuciones en el capital social de las subsidiarias en la parte fija, salvo en caso de escisiones que se realicen con Personas Relacionadas, (iv) la celebracion de cualquier tipo de contratos, convenios, acuerdos y operaciones entre la sociedad y sus administradores, miembros del Consejo de Administracion, secretarios, comisarios, auditores, directivos y gerentes ya sean de la propia sociedad o de cualquiera de sus subsidiarias o afiliadas, directas o indirectas, asi como con cualquier accionista que tenga el 5% o mas del capital social de la Sociedad o de cualquiera de sus subsidiarias, directa o indirectamente, salvo que dichas operaciones se realicen en el curso normal de las operaciones de la sociedad, o
(v) la celebracion de cualquier clase de convenios o acuerdos que impliquen la perdida de control en las decisiones de la subsidiaria de que se trate por parte de sus accionistas. Para los efectos de este inciso, se entendera, sin limitacion alguna, que todas las sociedades en las que la Sociedad sea propietaria de mas del 50% de las acciones o en las que tenga la facultad de designar a los administradores de dichas sociedades, seran consideradas como subsidiarias;

6.- Cualquier modificacion a los estatutos sociales, en cuanto a: (i) objeto social, (ii) administracion de la sociedad, (iii) duracion de la sociedad, en aquellos casos en que se pretenda reducirla, (iv) la forma en que se distribuyan las perdidas o utilidades, o (v) modificacion a la presente clausula;

7.-  La escision de la sociedad; y

8.- Fusionar o fusionarse con otra sociedad, salvo que esta sea llevada a cabo con Corporacion Durango, S.A. de C.V., siempre y cuando previamente los accionistas de la fusionante aporten una accion en fideicomiso para los efectos que el Banco Nacional de Mexico, S.A. determine y modifiquen sus estatutos para reflejar las limitaciones mencionadas en los puntos anteriores.

                              ENGLISH TRANSLATION
                                      OF
                  IRREVOCABLE ADMINISTRATIVE TRUST AGREEMENT

                                                           TRUST No. 5333-3
                                                                    ---------

IRREVOCABLE ADMINISTRATIVE TRUST AGREEMENT EXECUTED BY THE PARTY OF THE FIRST PART, MESSRS. ENG. MIGUEL RINCON ARREDONDO, DR. JOSE ANTONIO RINCON ARREDONDO, MR. JESUS RINCON ARREDONDO, ENG. WILFRIDO RINCON ARREDONDO, ENG. IGNACIO RINCON ARREDONDO AND LIC. MARTIN RINCON ARREDONDO (HEREINAFTER THE "FOUNDERS-BENEFICIARIES B"), AND THE PARTY OF THE OTHER PART, BANCO BILBAO VIZCAYA-MEXICO, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BBV-PROBURSA (HEREINAFTER THE "TRUSTEE"), REPRESENTED IN THIS ACT BY ITS FIDUCIARY DELEGATES, LIC. FAUSTO VEGA JARAMILLO AND LIC. RICARDO MUNOZ FRANCO. WITH THE APPEARANCE OF BANCO NACIONAL DE MEXICO, S.A., MEMBER OF GRUPO FINANCIERO BANAMEX-ACCIVAL (HEREINAFTER THE "BENEFICIARY A"), REPRESENTED IN THIS ACT BY ITS PROXIES, LIC. JUAN CARLOS GARCIA CUELLAR AND LIC. JOSE HECTOR MANUEL SALAZAR ANDREU, GOVERNED BY THE FOLLOWING RECITALS, REPRESENTATIONS AND CLAUSES.

                                 RECITALS

I. On March 30, 2000, ADMINISTRADORA CORPORATIVA Y MERCANTIL, S.A. de C.V., and the Beneficiary of the Trust A executed a credit agreement (the "Credit Agreement"), under which the Beneficiary of the Trust A granted to the Creditor a credit of UCI [sic] 110,000,000.00 (ONE HUNDRED TEN MILLION DOLLARS 00/100 UNITED STATES CURRENCY), to be used to purchase 15,068,000 (fifteen million sixty-eight thousand) shares of series "A" common stock of Grupo Industrial Durango, S.A. de C.V., and, if necessary, to finance the interest generated by the Credit in the first year.

II. The Credit Agreement stipulated the execution of this contract as a condition for the disbursement of the Credit.

                                 REPRESENTATIONS

I.  The Founders-Beneficiaries B represent that:

a.- They are individuals with legal standing to execute this contract.

b.- The execution of this contract will not constitute a violation of any of their obligations.

c.- Each of them is the only and legitimate owner of the shares indicated in the following table (hereinafter the "Shares"); common, registered shares, which together represent 1% (one percent) of the subscribed paid-in capital of ADMINISTRADORA CORPORATIVA Y MERCANTIL, S.A. DE C.V. (the company hereinafter referred to as the "Issuer"), which they prove with the corresponding definitive certificates.

OWNER                                    No. OF SHARES                   CERTIFICATE No.
------------------------------------------------------------------------------------------------
MIGUEL RINCON ARREDONDO                  175                              2
------------------------------------------------------------------------------------------------
JOSE ANTONIO RINCON ARREDONDO            101                              4
------------------------------------------------------------------------------------------------
JESUS RINCON ARREDONDO                    99                              6
------------------------------------------------------------------------------------------------
WILFRIDO RINCON ARREDONDO                 45                              8
------------------------------------------------------------------------------------------------
IGNACIO RINCON ARREDONDO                  45                             10
------------------------------------------------------------------------------------------------
MARTIN RINCON ARREDONDO                   35                             12
------------------------------------------------------------------------------------------------

d.- the ownership of the Shares is duly recorded in the registration book of the Issuer's shares.

e.- The Shares are free of any lien or limitation of domain and they are not aware of any action or claim against them or against the Issuer, in connection with the Shares.

f.-  The Issuer has not issued bonds convertible to shares pending conversion.

g.- All the Issuer's capital shares are totally subscribed and paid up and there are no treasury shares issued by the Issuer.

h.- They have not committed their assets under any type of marital community of assets.

II.  The Trustee, through its representatives, represents:

a.- That it is a Credit Institution duly constituted pursuant to the laws of the United Mexican States.

b.- That its representatives are authorized to execute this contract on its behalf, and that their powers have not been revoked or modified in any manner.

III. The Beneficiary of the Trust A, through its representatives, represents:

a.- That it is a Credit Institution duly constituted under the laws of the United Mexican States.

b.- That it appears to sign this contract in order to accept its designation as Beneficiary of the Trust and to express its acceptance with the provisions thereof.

c.- That its representatives have powers to execute this contract on its behalf, and such powers have not been revoked or modified in any manner.

                                 CLAUSES

FIRST. Creation of the Trust. The Founders-Beneficiaries B hereby constitute an Irrevocable Administrative Trust, transferring to the Trustee the ownership to 500 common registered shares of capital representing ADMINISTRADORA CORPORATIVA Y MERCANTIL, S.A. de C.V., in the proportions indicated in Representation I, Paragraph c, free of any lien, charge, preferred rights and limitation of domain, covered by the certificates identified with numbers 2 (two), 4 (four), 6
(six), 8 (eight), 10 (ten) and 12 (twelve); certificates which are duly endorsed for fiduciary ownership to BANCO BILBAO VIZCAYA-MEXICO, S.A.

The Trustee receives in this act the Shares without taking any responsibility for their authenticity or legitimacy, in order to use them for the purposes established below. The Trustee does not assume any responsibility for the defects of the Shares so that, consequently, the Founders-Beneficiaries B will respond for remedy in the event of interference with peaceful possession, whereby the latter takes such responsibility in this act jointly, holding the Trustee harmless of such obligation.

For the purposes of Articles 128 and 129 of the General Law of Commercial Companies, the Founders-Beneficiaries B pledge to take the necessary steps with the Issuer to record the Trustee in the registration book of Shareholders as owner of the Shares, and to obtain and deliver to the Trustee the corresponding Certification from the Secretary of the Board, for which purpose they will have a term not exceeding 30 (Thirty) calendar days to comply with such obligation, or, otherwise, the Trustee will be entitled to request such certification on its own.

Furthermore, the Founders-Beneficiaries B designate in this act the Beneficiary of the Trust A as the only party entitled to instruct the Trustee in connection with how to exercise the voting rights of the Shares, pursuant to Clause six hereof.

SECOND. Parties. The parties to this Trust are:

Founders-
Beneficiaries B:   MIGUEL RINCON ARREDONDO, JOSE ANTONIO RINCON ARREDONDO, JESUS
                   RINCON ARREDONDO, WILFRIDO RINCON ARREDONDO, IGNACIO RINCON
                   ARREDONDO AND MARTIN RINCON ARREDONDO

Trustee: BANCO BILBAO VIZCAYA-MEXICO, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO BBV-PROBURSA

Beneficiary A:     BANCO NACIONAL DE MEXICO, S.A., INTEGRANTE DEL GRUPO
                   FINANCIERO BANAMEX-ACCIVAL.

THREE. Assets in Trust. The assets of this Trust (hereinafter the "Assets in Trust") will consist of:

a.- The Shares contributed by the Founders-Beneficiaries B, as well as all the rights thereof; and

b.- The shares of the Capital of the Issuer, which the Trustee receives as a consequence of payment of dividends in shares, capital increases or any other reason, with the understanding that any reference to the term "Shares" herein will include said additional shares.

c.- For all assets and/or rights which de facto and de jure are contributed in the future to the Trust for the performance of its purposes, with the understanding that the Founders-Beneficiaries B contributes shares of Capital of the Issuer whereby any reference to the term "Shares" herein will include said additional shares.

FOUR. Purposes. The purposes of this Trust are as follows:

a.- For the Trustee to maintain, during the term hereof, the ownership and custody of the Shares making up the Assets in Trust, as established herein.

b.- To exercise the voting right of the Shares according to the provisions of clause six hereof.

c.- To have the Trustee receive any cash amount or assets other than the the Issuer's capital shares, as a consequence of the payment of dividends, capital reductions or any other distribution or liquidation share, for the Shares making up the Assets in Trust and deliver said amounts of cash or goods to the Founders-Beneficiaries B within no more than three (3) business days following their receipt.

d.- In the event of any debt to the Beneficiary A for having delivered to the Trustee the amounts necessary for subscription and payment of the shares corresponding to it due to a capital increase, the Trustee will deliver to the Beneficiary A all amounts of cash received for the reasons referred to in the item above (c.-), up to the available amount to cover the amount owed to Beneficiary A.

The above is without prejudice to the collection actions of the Beneficiary A against the Founders-Beneficiaries B.

e.- In the event that the Shareholders' Meeting of the Issuer approves an increase of its Capital, the Trustee will subscribe in the corresponding proportion, so that the Trustee continues being the owner of 1% (one percent) of the issuer's capital, after the Founders-Beneficiaries B provide funds, and, in the event of receipt of additional shares for the subscription of said increase, they will be added to the Assets in Trust, and any reference to the term "Shares" herein will include said additional shares, with the understanding, however, that if the Founders-Beneficiaries B do not deliver the necessary funds to the Trustee at least 3 (three) business days in advance, the Trustee will immediately communicate the situation in writing to the Beneficiary A;

in this case, the latter will be entitled to deliver said amount to the Trustee, in the name and on behalf of the Founders-Beneficiaries B, in which case, the Founders- Beneficiaries B, jointly, must reimburse to the Beneficiary A the corresponding amounts on site, plus the applicable interest calculated at the rate obtained by multiplying the TIIE rate by 3. For this purpose, TIIE Rate will mean the Interbank Equilibrium Impressed Rate published daily by the bank of Mexico in the Diario Oficial de la Federacion, for a term of 28 days, or in its absence for a term in excess of 28 days, which is closest to said term.

f.- After fulfilling all obligations, especially concerning payment in the terms of the Credit Contract, and the situation is communicated by the Beneficiary A, the Trustee will return the total Assets in Trust to the Founders-Beneficiaries B.

FIVE. Specific Obligations. During the term hereof, the parties agree that:

a.- The Founders-Beneficiaries B jointly pledge to transmit to the Trustee the Issuer's capital shares and/or to provide to the Trustee, in a timely manner, cash resources so that the shares constituting the Assets in Trust represent at all times 1% (one percent) of the Issuer's subscribed paid-in capital; and

b.- The Founders-Beneficiaries B pledge to notify the Trustee in writing, with copy to the Beneficiary A, the invitations to the Shareholders' Meetings of the issuer as soon as they become aware of them.

SIX. Exercise of the Voting Right of the Shares. The Trustee will exercise the voting right and any other right corresponding to the shares, as follows:

a.- The Trustee will exercise the voting right and any other right corresponding to the shares through proxies designated by the Beneficiary A, in the cases referred to in Addendum "A" hereof, which is an integral part thereof, and in any other casework through the proxies designated by the Founders-Beneficiaries B, for which purpose the Trustee will authorize said persons by letter or special power of attorney.

b.- The Beneficiary A or the Founders-Beneficiaries B, as the case may be, must submit a request to the Trustee for issuance of letter or special powers of attorney, 3 (three) business days before the date of the Shareholders' Meeting or the act for which they are requested, enclosing the corresponding invitation. If no invitation was published, they must specify the matters for which they request the letter or special powers of attorney.

c.- The Founder-Beneficiaries B will not be entitled to request letter or special powers of attorney for any of the issues listed in the [Error! Reference source not found.] of this contract, which is an integral part thereof; in connection with such issues, Beneficiary A is the only party entitled to request letter or special power of attorney.

d.- The Trustee will issue letter or special powers of attorney only and exclusively to discuss the matters detailed in the corresponding Agenda, or, in its absence, for the matters described in the corresponding requests, and will not authorize voting to resolve matters indicated in the Agenda, or in its absence, in the corresponding requests, as "general," "various," "miscellaneous," or similar.

e.- If the Trustee does not receive a request for issuance of letter or special powers of attorney, from those who have the right to submit it, the Trustee will not issue powers of attorney to any person, nor will it be obligated to attend and will not incur any responsibility. The Trustee will not be responsible for the acts of the proxies or for the decisions adopted in the Shareholders' Meeting in question.

SEVEN. Transfer of Rights. The Founders-Beneficiaries B may not transfer or give in guarantee their Trustee rights arising from this contract or delegate any of their obligations without prior written approval from the Beneficiary A.

If the Beneficiary A transfers under any status its rights arising from the credit contract, such transfer will imply transfer of the rights corresponding to it hereunder, in which case all references to the "Beneficiary A" will be understood to refer to the transferee of the rights arising from the credit contract.

EIGHT. Powers of the Trustee. The Trustee will have all powers necessary for proper performance of its mission, pursuant to this contract, and will manage the Assets in Trust with the powers and obligations established in the general law of securities and credit operations, the Law of Credit Institutions and other applicable laws. Any expense or tax generated by the management and handling of the Assets in Trust will be covered by the Founders-Beneficiaries B.

NINE. Substitution of the Trustee. The Beneficiary A will have at all time the right to replace the Trustee by another fiduciary institution being enough for the Beneficiary A to notify the Trustee and the Founders-Beneficiaries B about the designation of the substitute Trustee, enclosing with the notification the documents showing the acceptance of the designation from the substitute Trustee and his approval of the terms hereof, in which case all references to "Trustee" in this contract will be understood to concern the substitute Trustee.

TEN. Commissions. The Founders-Beneficiaries B pledge to pay to the Trustee the amount of Pesos 18,000.00 (EIGHTEEN THOUSAND 00/100 PESOS NATIONAL TENDER) annually as fee. Said fee is subject to Added-Value Tax.

ELEVEN. Responsibility of the Trustee. The Trustee is not responsible for the acts, facts or omissions of the Founders-Beneficiaries B or third parties preventing or making difficult the performance of the purposes of this contract.

The Trustee does not have any obligations other than those expressly set forth herein.

For the purposes of the Trustee's responsibility, below is a transcript of the text in Paragraph b), Section 9, Article 106 of the Law of Credit Institutions, which reads verbatim:

"Article 106.- Credit institutions will be prohibited_ ...XIX.- from performing the operations referred to Section XV, Article 46 of this Law: ...b) From being responsible towards founders of trusts, principals or trustors, for noncompliance of the debtors in connection with credit granted or of the issuers in connection with the shares purchased, unless it is their fault, as set forth in the final part of Article 356 of the General Law of Securities and Credit Operations, or from guaranteeing the receipt of yield for the funds entrusted for investment.

If, at the end of the Trust, mandate or commission constituted in order to grant credits, they were not paid by the debtors, the institution will transfer them to the founder of the trust or to the beneficiary of the trust, as the case may be, or to the principal or trustor, refraining from covering its amount.

Any agreement contrary to the provisions of the previous paragraphs will not produce any legal effect.

In contracts of trust, mandate or commission, this paragraph will be introduced in a visible manner, together with a declaration of the trustee in the sense that it unequivocally communicated its content to the persons from whom assets were received for investment."

The Trustee declares that it communicated to the Founders-Beneficiaries B and Beneficiary A the legal value and force of this contract and of the article transcribed.

TWELVE. Defense of the Assets. The Trustee will not be obligated to defend by itself the Assets in Trust, nor will it be responsible for facts or acts of third parties preventing or making it difficult to achieve its purposes. Where never the Trustee receives a notification, judicial summons or any other requirement or claim in connection with the assets of the trust, it will communicate said circumstance to the Founders-Beneficiaries B and Beneficiary A. The Beneficiary A will designate the person or person(s) in charge of defending the assets of the trust. The Trustee will grant the person or persons designated by the Beneficiary A the powers necessary for this purpose, with which the responsibility of the Trustee will end. The Beneficiary A and the Founders-Beneficiaries B must notify the Trustee immediately when they become aware of any fact that may adversely affect the assets of this trust.

In the event of emergency, the Trustee may perform the acts indispensable to preserve the Assets in Trust and the rights thereof, without prejudice to the power given to the proxies referred to in the immediately prior paragraph.

All the expenses arising from the defense of the Assets in Trust, including the fees of the lawyers designated for this purpose by the Beneficiary A, will be the responsibility of the Founders-Beneficiaries B.

THIRTEEN. Domiciles and Notifications. For all the purposes of this contract, the parties indicate the following domiciles:

Founders-Beneficiaries B:          Poniente 140 No. 840
                                   Col. Industrial Vallejo
                                   Delegacion Azcapotzalco
                                   Zip Code 02300, Mexico, D.F.

Beneficiary A:                     Calz. Del Valle No. 350 Ote., second floor
                                   Col. Del Valle
                                   Zip Code 66220, Garza Garcia, Nuevo Leon.

Trustee:                           Vasconcelos No. 101 Ote., esq. Rio Nazas
                                   Col. Residencial San Agustin
                                   Garza Garcia, Nuevo Leon.

All notifications and announcements to be sent hereunder must be put in writing and delivered to the parties with acknowledgment of receipt or through a notary public, at said addresses or any other address indicated by said party in writing, in a notification sent to the other parties to this contract at least ten business days in advance.

FOURTEEN. Term of the Trust. This contract will terminate for any of the reasons set forth in Article 357 (three hundred fifty-seven) of the General Law of Securities and Credit Operations, except for the revocation set forth in Section six of said Articles 357 (three hundred fifty-seven), which is hereby waived by the Founders-Beneficiaries B.

FIFTEEN. Reporting. The Trustee will have the obligation, during the term of this trust, to deliver to the Founders-Beneficiaries B and Beneficiary A a monthly report describing the condition of this trust.

SIXTEEN. Tax Obligations and Expenses. The tax obligations arising both from the validity and from the acts of execution of the Trust, as established or imposed by the corresponding tax provisions, will be met by the party legally obligated to do so, which must prove such compliance to the Trustee whenever requested, for all applicable purposes.

All other expenses arising from the performance of the purposes of this trust will be paid jointly by the Founders-Beneficiaries B.

SEVENTEEN. Reversion of the Assets. Pursuant to the reversion right set forth in Paragraph (f), Clause Four, for the Founders-Beneficiaries B, the transmission of title to the Trustee made hereunder by the Founders-Beneficiaries B to the Trustee is not considered a sale pursuant to Article 14, Section V, Paragraphs
a) and b) of the Tax Code of the Federation.

EIGHTEEN. Amendments. This contract may be amended by only by agreement of the parties, put in writing, and in all events, with the prior consent of the Beneficiary A.

NINETEEN. Applicable Laws and Jurisdiction. This contract will be governed by the applicable laws of the Federal District for the interpretation and performance of this contract, the parties expressly submit to the jurisdiction and competence of the courts of Mexico City, Federal District, waiving any other court to which they may be entitled due to their present or future domiciles.

This contract is signed in Mexico City, Federal District, on March 30, 2000.

                           Founders-Beneficiaries "B"

ENG. MIGUEL RINCON ARRENDONDO            DR. JOSE ANTONIO RINCON
                                         ARRENDONDO

MR. JESUS RINCON ARRENDONDO              ENG. WILFRIDO RINCON
                                         ARRENDONDO

ENG. IGNACIO RINCON ARRENDONDO           LIC. MARTIN RINCON
                                         ARREDONDO

                                    Trustee

                       BANCO BILBAO VIZCAYA-MEXICO, S.A.
          INSTITUTION DE BANCA MULTIPLE, GRUPO FINANCIERO BBV-PROBURSA

______________________________________  _____________________________________
FAUSTO VEGA JARAMILLO                                    RICARDO MUNOZ FRANCO
  Fiduciary Delegate                                       Fiduciary Delegate


                                 Beneficiary "A"

                         BANCO NACIONAL DE MEXICO, S.A.,
                 INTEGRANTE DEL GRUPO FINANCIERO BANAMEX-ACCIVAL

______________________________________  _____________________________________
JUAN CARLOS GARCIA CUELLAR                                 JOSE HECTOR MANUEL
                                                               SALAZAR ANDREU

                                    Annex A


1.- The execution of any type of agreements for joint investment or associations with third parties implying the loss of control in the decisions of the company by the shareholders;

2.- The execution of any type of contracts, agreements, understandings and operations with Relate Persons, unless said operations are performed during the normal course of business of the Company; with the understanding that, for the purposes of this addendum, "Related Persons" will be understood as the subsidiaries and affiliates of the company, directors, members of the Board of Directors, supervisors, auditors, executives or managers of the company, or of any said subsidiaries or affiliates as well as the shareholders, directly or indirectly owning 5% (five percent) or more of the capital of this company.

3.-  Capital reductions, in the fixed part.

4.- Request to (i) declare the suspension of payments of the company; (ii) to dissolve it, or (iii) to liquidate it, as well as any decisions related to the above;

5.- The sense in which the vote must be exercised in special shareholders' meetings of the subsidiaries of this company, discussing the items listed below:
(i) declaration of suspension of payments, (ii) liquidations of the subsidiaries, (iii) reductions of the capital of the subsidiaries in the fixed part (iv), except in the event of spin-off executed with Related Persons, (iv) execution of any type of contracts, agreements, understandings and operations between the company and its directors, members of the Board of Directors, secretaries, supervisors, auditors, executives and managers, either of the company itself or of any of its subsidiaries or affiliates, direct or indirect, as well any shareholder owning 5% or more of the capital of the company or of any of its subsidiaries, directly or indirectly, unless said operations are performed in the normal course of business of the company, or (v) the execution of any type of agreements or contracts implying the loss of control in the decisions of the subsidiary in question by its shareholders. For the purposes of this paragraph, it will be understood, without any limitation, that all the companies in which the company owns more than 50% of the shares or in which it has the power to designate the administrators of the companies, will be considered subsidiaries;

6.- Any amendment of the bylaws concerning: (i) corporate object, (ii) administration of the company, (iii) term of the company, in case it is intended to reduce it, (iv) the manner in which the losses or profits are distributed or
(v) amendment of this clause;

7.-  The spin-off of the company; and

8.- Absorption or merger with another company unless it is conducted with Corporacion Durango, S.A. de C.V., provided the shareholders of the absorbing company previously execute a trust for the purposes to be determined by Banco Nacional de Mexico, S.A., and amend their by-laws to reflect the limitations mentioned in the previous points.